English translation for reference only. Not for execution

Contract No.:__________
Fixed Assets Loan Contract
(2012 version)
Important Notice: This Contract is entered into by the Parties in accordance with laws based on equality and free will, and the terms and conditions of this Contract fully reflect the genuine intention of the Parties hereto. In order to protect legal rights and interests of the Borrower, the Lender hereby draws the Borrower’s special attention to the terms and conditions of this Contract in relation to each Party’s rights and obligations, in particular those in bold.

Lender:    Industrial and Commercial Bank of China Limited, Shanghai-Jingan Branch

Person in Charge: Xiaochun Wu	Contact Person: Yi Chen

Address: No.699 Kangding Road	Post Code: 200040

Telephone: 021-32184610	Fax: 021-32180349	Email: N/A

Borrower: Xerium China Co., Ltd

Legal Representative: Wang Wern Lirn	Contact Person: Kelvin Zhang

Address: No.681 West Yingbin Road, Bacheng Town		Post Code: 215311

Telephone: 512-3687-5602	Fax: 512-3669-0966	Email: N/A

Upon equal negotiations and mutual agreement, the Lender and the Borrower enter into this Contract in relation to the provision of relevant loan by the Lender to the Borrower.
Part IGeneral Provisions

Article 1	Purpose of Loan
The loan hereunder shall be used for purchasing press felt production equipment. Without written consent of the Lender, the Borrower may not use the loan for any purpose other than those listed above. The Lender may supervise the use of the proceeds of the loan.

Article 2	Amount and Term of Loan

2.1
The currency and amount of the loan hereunder shall be 58.5 million yuan (in words: RMB58,500,000) (if there is any inconsistency between the amount in figures and the amount in words, the amount in words shall prevail.)

2.2
The term of the loan hereunder shall be 5 years (from ____July 2015 to June 19, 2020) commencing from the actual drawdown date (or if there are more than one drawdown, the first drawdown date) as stated on the receipt of loan.

Article 3	Interest Rate, Interest and Fees

3.1	Determination of Interest Rate for RMB Loans
Interest rate for RMB loans shall be determined in accordance with Item (2) below:

(1)	Fixed interest rate at N/A% per annum, which shall remain unchanged within the term of this Contract.

(2)
Floating interest rate. The loan interest rate shall be the benchmark interest rate plus the floating margin, where the benchmark interest rate shall be the benchmark lending interest rate as published by the People’s Bank of China on drawdown date (drawdown date/effective date of this Contract) corresponding to the term of loan as stated in Article 2.2, and the floating margin shall be floating up 10% (floating up/floating down/zero). After the drawdown, the loan interest rate will be adjusted every 12 (1/3/6/12) month(s) (Interest Period) and the loan interest for each Interest Period shall be calculated according to the loan interest rate as adjusted and applicable to such Interest Period. The loan interest rate applicable to each Interest Period subsequent to the initial period shall be determined on the same numerical date in the month of such adjustment as the drawdown date. If there is no same numerical date in the month of adjustment as the drawdown date, the loan interest rate for such Interest Period shall be determined on the last day of such month of adjustment. If the Borrower makes more than one drawdown, the loan interest rate shall be determined in accordance with Item A below:

A.
regardless of the number of drawdown made in an Interest Period, the loan interest rate for each of such drawdown shall be the loan interest rate applicable to such Interest Period as determined on the interest rate determination date of such Interest Period and will be adjusted simultaneously in each of the following Interest Periods; or

B.	the loan interest rate for each drawdown shall be determined and adjusted separately.

(3)	Others: N/A.

3.2	Determination of Interest Rate for Foreign Currency Loans
Interest rate for foreign currency loans shall be determined in accordance with Item N/A below:

(1)	Fixed interest rate at N/A% per annum, which shall remain unchanged within the term of this Contract.

(2)
Floating interest rate. The loan interest rate shall be N/A month N/A (LIBOR/HIBOR) (the benchmark interest rate) plus a margin equal to N/A base point(s) (a base point is equal to 0.01%). The margin shall remain unchanged within the term of this Contract. After the Borrower makes drawdown, the benchmark interest rate will be adjusted in accordance with Item / below, and the loan interest for each interest period shall be calculated according to the loan interest rate as adjusted and applicable to such interest period:

A.
the benchmark interest rate will be adjusted in each interest period as applicable to such benchmark interest rate. The benchmark interest rate applicable to each interest period subsequent to the initial period shall be determined on the same numerical date in the month of such adjustment as the drawdown date. If there is no same numerical date in the month of adjustment as the drawdown date, the benchmark interest rate for such period shall be determined on the last day of such month of adjustment; or

B.	the benchmark interest rate for each interest period shall be adjusted on the first day of such interest period.

(3)	Others: N/A.

3.3
The loan interest hereunder shall accrue from the actual drawdown date on a daily basis, and be settled every quarter (month/quarter/half year). Upon maturity of the loan, all outstanding interest shall be paid together with the principal. The daily interest rate shall be applicable annual interest rate/360.

3.4
Penalty interest will be imposed in addition to the loan interest rate hereunder at 40% on any overdue amount (overdue penalty interest rate), or at 70% on any amount that is used for any purpose other than those set out hereunder (misappropriation penalty interest rate).

3.5
In addition to the loan interest, the Borrower shall also pay to the Lender the commitment fee, which shall be the difference between the amount of the loan under Article 2 above and the amount for which the Borrower has made drawdown (the daily average balance during the period for which such commitment fee is paid (the Fee Period)) multiplied by a rate of N/A% per annum, and shall be paid in accordance with Item N/A below:

(1)	the commitment fee shall be paid to the Lender in one lump sum upon the expiry date of the Fee Period; or

(2)
the commitment fee shall be paid to the Lender in installments on 20th day of N/A (each month/the last month of each quarter/the last month of each half-year), from the effectiveness date of this Contract until the expiry date of the Fee Period.

The Fee Period means the period from the date of this Contract to the date of the last drawdown as agreed under Article 4.
If the commitment fee is to be paid in installments and the Borrower fails to promptly pay any installment of the commitment fee, then the Lender may cease to advance the loan, or cancel all or part of the amount for which the Borrower has not made drawdown.

Article 4	Drawdown
The Borrower shall make drawdown according to its actual need for fund. The first drawdown shall be made after the contact signed and the last drawdown shall be made before 2020/06/19. If the Borrower fails to make drawdown as required above, the Lender may cancel all or part of the loan.

Article 5	Repayment

5.1	The Borrower shall repay the loan according to the following schedule (if there is not enough space below, please state the repayment schedule on a separate page):

Time of repayment	Amount of repayment (in 10,000)
2015/12/20	45
2016/6/20	180
2016/12/20	153
2017/6/20	612
2017/12/20	252
2018/6/20	1008
2018/12/20	324
2019/6/20	1296
2019/12/20	396
2020/6/20	1584

5.2
If the loan hereunder falls in any of the following events, the Borrower shall immediately repay the loan upon receipt of relevant fund, without any compensation to be paid by the Borrower for prepayment caused thereby:

N/A
N/A

5.3
Except for the event under Article 5.2 above, if the Borrower prepays any amount of the loan hereunder, the Borrower shall pay to the Lender a compensation, which shall be calculated as follows: the prepaid amount X the remaining term of the loan (number of months) X N/A ‰ (for the purpose of this paragraph, if the remaining term of the loan is less than one month, it shall be deemed as one month)

Article 6	Special Provisions in Relation to Revolving Loans (optional clause: this article is not applicable)
The Borrower may use the loan hereunder on a revolving basis with a revolving period of N/A (half year/one year/two years/ three years/four years/five years) (the Revolving Period). Subject to completion of certain necessary formalities, the principal of the loan which remains outstanding in one Revolving Period may be carried forward to the following Revolving Period, provided that the maturity date of any drawdown may not be later than the expiry date of the term of the loan specified in Article 2 above.

Article 7	Security

7.1	The loan hereunder is a(n) secured (secured/unsecured) loan.

7.2
If the loan hereunder is a secured loan, a separate security contract will be further executed in relation to such security. If the security for the loan hereunder is a security with a maximum secured amount, the relevant security contract (with the maximum secured amount) is as follows:

Name of the security contract (with the maximum secured amount): N/A (No.: N/A)
Security Provider: _______/

Article 8	Financial Covenants (optional clause: this article is □applicable/■not applicable)
Within the term of this Contract, the Borrower shall comply with the following covenants in relation to financial indicators:
N/A
N/A

Article 9	Dispute Resolution
All disputes under this Contract shall be solved in accordance with Item (2) below:

(1)
Such dispute shall be submitted to N/A Arbitration Commission for arbitration at N/A (place of arbitration) in accordance with the arbitration rules of such commission in force upon submission of arbitration application. The arbitration award shall be final and binding upon both parties; or

(2)	Such dispute shall be submitted to the jurisdiction of the competent court of place where the Lender is located.

Article 10	Miscellaneous

10.1	This Contract is made in 5 copies, with each of the Borrower, the Lender and Security Provider holding 2, 1, 1 copy(ies), each of which shall have equal legal effect.

10.2	The following appendices and other appendices as confirmed by both parties shall constitute integral part of this Contract and have equal legal effect as this Contract:
Appendix 1:    Form of Drawdown Notice
Appendix2:    Entrusted Payment Agreement
Appendix 3:

Article 11	Other Matters Agreed by the Parties
11.1    The borrower shall not set its effective assets to pledge or provide external guarantee without lender’s written consent.
11.2    The borrower shall submit its occurrence of external guarantee to the lender periodically, with promising its information provided is complete, true and accurate.
11.3    The borrower shall solve its overrun-cost problem by self-raising.
11.4    The borrower shall insure commercial insurance against its purchased equipments, take the bank appointed by the lender as the first place to claim the right.
11.5    The borrower shall open a specified account monitored by a third party only for project funds in specified bank appointed by the lender, the lender’s operation return rate and amount of daily settlement shall not be lower than proportion of syndication loan and shall deposit the due principal and interest to this account 15 calendar days before the due date.
11.6    Any fund stemmed from project-related asset possession transfer or disposal during the loan term shall be used to reimbursed the given loan.
11.7    The action of profit sharing shall be informed by the lender timely, and the action of equity transfer, management mode changes or any other changes possibly exert any influence on the loan shall not be allowed without lender’s written consent.
11.8    New financing, external guarantee and investment abroad based on the project asset shall not be permitted without lender’s consent.
11.9    The lender hold right to announce premature termination of given loan if environmental acceptance could not be acquired.
11.10    Syndication loans are strictly forbidden to directly or indirectly purchase land, enter securities and futures market, equity investment, etc prohibited by national rule.
11.11    If the actual amount based on agreement is less than one after being approval, the lender shall reduce amount of the loan in the same proportion.
11.12    If its parent company (Xerium Asia Holding Limited)or other affiliates buy this project-related property and land usage right, the borrower shall preferentially mortgages to the lender.
11.13    Supplementary terms of contract delivery
The borrower consent that the address below being regarded as delivery address under the delivery of arbitration/litigation documents arising from the given agreement/contract.
Name: Xerium China Co.,ltd.
Address: No.681 Yingbing West Road Bacheng Kunshan city
Zip code: 215311
Phone number: 0086-512-3687
The above arbitration/litigation include but not limited to subpoena, written judgment, orders, conciliation statement, etc.
The address above is suited for the first trial, the second trial, retrial, perform and all litigation stage. Relative arbitration/litigation documents would be delivered to given address, if documents returned for the reason of no one receive or refuse to receive, the returned date shall be defined as the delivery date is.
The borrower shall timely submit the lender written notice if above address is changes, or this original address would be considered still valid, and the borrower shall take the legal consequences.

Part II    Specific Provisions

Article 1	Interest Rate and Interest

1.3
The LIBOR applicable to a foreign currency loan hereunder shall be the inter-bank offered rate applicable to the currency of such loan as shown on the “LIBO=” page of the Reuters’ financial messaging terminal at 11:00 am (London time) on the day that is two bank business days prior to the drawdown date or the benchmark interest rate adjustment date; the HIBOR shall be the inter-bank offered rate applicable to Hong Kong Dollar as shown on the “HIBO=” page of the Reuters’ financial messaging terminal at 11:15 am (Hong Kong time) on the day that is two bank business days prior to the drawdown date or the benchmark interest rate adjustment date.

1.4
If interest is settled on a monthly basis, the settlement date shall be 20th day of each month; if interest is settled on a quarterly basis, the settlement date shall be 20th day of the last month of each quarter; and if interest is settled on a half-year basis, the settlement date shall be 20 June and 20 December of each year.

1.5
The first interest period shall commence from the actual drawdown date to the first interest settlement date; the last interest period shall commence from the day immediately following the end of the preceding interest period to the final repayment date; and each of the other interest period shall commence from the day immediately following the end of the preceding interest period to the next interest settlement date.

1.6	If the loan hereunder adopts a floating interest rate, the interest rate will continue to be adjusted in accordance with the original adjustment rules after such loan is overdue.

1.7
If the People’s Bank of China adjusts the method to determine the loan interest rates, which is applicable to the loan hereunder, relevant provisions of the People’s Bank of China in relation to such adjustment shall apply to this Contract without requiring any further notice from the Lender to the Borrower.

1.8
If the loan interest rate applicable hereunder upon the execution of this Contract is the applicable benchmark lending interest rate as published by the People’s Bank of China floating down by a certain percentage, the Lender may review such preferential interest rate to the Borrower on an annual basis, and decide at its own discretion to cancel all or part of such preferential rate to the Borrower in accordance with the changes of the government policies, the Borrower’s creditworthiness and the security provided for the loan, and shall promptly notify the Borrower of such decision.

Article 2	Advance and Payment of Loan

2.6	The Lender has no obligation to advance any loan to the Borrower until all following conditions have been satisfied by the Borrower or waived by the Lender:

2.7	Conditions precedent to the first drawdown:

(1)
the project for which the loan will be used (the Project) has been approved or verified by or registered with competent authorities, unless the Project is exempted under relevant regulations from obtaining relevant approval or verification or completing relevant registration prior to the advance of the loan;

(2)	the capital of or other funds to be raised for the Project have been fully contributed and paid in accordance with the agreed schedule and percentage;

(3)	except for unsecured loans, the Borrower has provided security as required by the Lender and completed relevant formalities for provision of such security;

(4)	the drawdown notice has been submitted to the Lender in accordance with this Contract; and

(5)	other materials relating to this loan project required by the Lender have been submitted to the Lender.

2.8	For each subsequent drawdown, the Borrower shall also satisfy the following conditions, in addition to the conditions precedent to the first drawdown:

(1)	if the capital of the Project is contributed in installments, the current installment has been fully contributed in accordance with the agreed percentage;

(2)	the Project is not over budget or the over-budget item has been funded by the Borrower;

(3)	the progress of the Project is in compliance with the construction schedule, and the actual progress of the Project is consistent with the amount which has been invested into the Project;

(4)	there is no default event occurring under this Contract or any other contract between the Borrower and the Lender; and

(5)	the purpose of loan as stated in the supporting documents provided by the Borrower is consistent with the purpose as agreed hereunder.

2.9
All written documents provided by the Borrower to the Lender for drawdown shall be originals. If no original is available, the Borrower may, upon consent of the Lender, provide photocopies affixed with the Borrower’s company seal.

2.10
When applying for drawdown, the Borrower shall submit a drawdown notice to the Lender at least 5 bank business days prior to the proposed drawdown date. Once submitted, a drawdown notice will be irrevocable unless otherwise agreed by the Lender in writing.

2.11
If the Lender agrees to advance the loan to the Borrower after reviewing the Borrower’s application, the Lender will remit the loan into a designated account of the Borrower. Such remittance shall be deemed as advance of the loan by the Lender to the Borrower in accordance with this Contract.

2.12
In accordance with relevant regulatory requirement and management requirement of the Lender, a loan exceeding certain value or meeting certain other conditions shall be subject to the entrusted payment arrangement, where the Lender will, upon and in accordance with drawdown request and payment entrustment issued by the Borrower, pay the proceeds of the loan to relevant payees for the purpose as agreed under this Contract. For this purpose, the Borrower shall enter into an entrusted payment agreement with the Lender, which shall be attached hereto as an appendix, and shall open or designate a dedicated account with the Lender for such entrusted payment.

Article 3	Repayment

3.1
The Borrower shall repay the principal of and pay the interest on the loan hereunder and other amount payable in accordance with the amount and schedule as required under this Contract. The Borrower shall, on the day that is one bank business day prior to the repayment date and each interest settlement date, deposit into a repayment account opened by the Borrower with the Lender sufficient fund to repay the principal, interest and other amount to be paid on such repayment date or interest settlement date. The Lender may transfer an amount equal to such principal, interest and other amount payable out of such account on such repayment date or interest settlement date without further instruction from the Borrower, or require the Borrower to cooperate in completing relevant formalities for such transfer. If the balance of the repayment account is not sufficient to pay all amount to be paid by the Borrower, the Lender may decide the priority sequence of each item to be settled.

3.2
If the Borrower applies for prepayment of all or part of the loan, it shall submit a written application to the Lender for its approval at least 10 bank business days prior to such prepayment. The Borrower shall specify in he written application the prepayment date. If the Lender needs to postpone the prepayment for it to complete its internal procedures, the Lender must notify the Borrower in time, provided that the postponed prepayment date shall never be later than the fifth Bank Business Day following the prepayment date specified by the Borrower in the application.

3.3	The Borrower shall fully pay on the prepayment date all principal and interest due and payable as of such prepayment date hereunder.

3.4
The applicable interest rate grade (based on term of loan) will not change if the actual term of loan is shortened due to any prepayment by the Borrower or early repayment as required by the Lender in accordance with this Contract.

Article 4	Revolving loan

4.4
If the loan hereunder is provided on a revolving basis, the first Revolving Period shall commence from the first drawdown date, and each subsequent Revolving Period shall commence from the same numerical date in the month immediately following the expiry of the preceding Revolving Period as the first drawdown date, or if there is no such same numerical date in the first month of a Revolving Period as the first drawdown date, the last day of such month. The Revolving Period, once determined, may not be adjusted without consent of the Lender.

4.5
The amount of outstanding loans in any subsequent Revolving Period after the first Revolving Period shall be less than the amount of outstanding loans in the preceding Revolving Period. Upon expiry of each Revolving Period, the Borrower shall repay the loans in accordance with the agreed repayment schedule. The loan may not be used on a revolving basis within a Revolving Period.

4.6
If a RMB denominated revolving loan adopts a floating interest rate, the benchmark interest rate shall be determined in accordance with the benchmark lending interest rate as published by the People’s Bank of China corresponding to the Revolving Period.

Article 5	Security

5.1
Except for unsecured loans, the Borrower shall provide legal and effective security acceptable to the Lender for the performance of its obligations hereunder. A security contract will be entered into separately.

5.2
The Borrower shall promptly notify the Lender of any damage, depreciation, title dispute, seizure or attachment of the collateral hereunder, or unauthorized disposal of the collateral by the mortgagor, or any adverse change to the guarantor’s financial condition, or any other adverse change to the claims of the Lender, and provide other security that is acceptable to the Lender.

5.3
Where the loan hereunder is secured by a pledge over accounts receivable, the Lender may declare accelerated maturity of the loan and require the Borrower to immediately repay all or part of the principal and pay the interest of the loan, or provide additional legal, effective and sufficient security acceptable to the Lender, if any of the following events occurs within the term of this Contract:

(1)	the bad debt ratio in relation to accounts receivable by the pledgor from the payer of such accounts receivable increases for two consecutive months;

(2)
the accounts receivable that are due but not recovered by the pledgor from the payer of such accounts receivable represent at least 5% of the total outstanding accounts receivable to be paid by such payer to the pledgor; or

(3)
any trade dispute (including without limitation dispute over quality, technology or service) or debt dispute arises between the pledgor of the accounts receivable and relevant payer or other third party, which may prevent the accounts receivable from being settled when they become due.

Article 6	Insurance

6.3
The Borrower shall effect insurance with an insurance company acceptable to the Lender to cover the risks in relation to the equipment, engineering and construction, cargo transportation and the construction and operation period of the Project as required by the Lender. The type and term of the insurance shall comply with the Lender’s requirement and the insurance amount shall be sufficient to cover the loan risks.

6.4
The Borrower shall maintain such insurance effective and in force throughout the term of this Contract, failing which, the Lender may renew or effect relevant insurance at the Borrower’s cost. If the Borrower and relevant party intends to make any substantial amendment to or early terminate any insurance policy, the Borrower shall notify and obtain approval from the Lender at least 30 days prior to such amendment or termination, failing which, the Borrower shall indemnify the Lender against all losses incurred by the Lender due to such suspension or termination of the insurance or such amendment to the insurance policy.

6.5
It shall be provided under the insurance policy that the Lender shall be the first beneficiary and the insurer shall directly pay the insurance proceeds to the Lender. The insurance policy may not contain any clause which restricts any right or interest of the Lender.

6.6
The Borrower shall notify the Lender in writing of any insured event within 3 days from the date on which the Borrower knows or should know the occurrence of such insured event, and promptly submit a claim to the insurer in accordance with the insurance contract. The insurance proceeds shall be first used to early repay the loans hereunder, or upon approval of the Lender, be used to recover the value of the Project, or be deposited into an account designated by the Lender as a security deposit to secure the performance of the Borrower’s obligations hereunder.

Article 7	Representations and Warranties
The Borrower makes the following representations and warranties to the Lender, and these representations and warranties will remain valid and effective throughout the term of this Contract:

7.1	The Project and its related borrowing is in compliance with applicable laws and regulations.

7.2	It is eligible to act as a borrower hereunder, and has all qualifications and capacity to enter into and perform this Contract.

7.3
It has obtained all necessary authorizations or approvals to enter into this Contract. Its execution and performance of this Contract does not violate its articles of association or any applicable laws or regulations, or conflict with any of its obligations under other contracts.

7.4	Its other debts have been repaid when they become due and it has not committed any malicious default in repaying any principal or interest of bank loan.

7.5
It has a well-established organizational structure and financial management system. It has not committed any material violation of regulations or disciplines during its production and operation in the past one year. Its current senior management has no material negative record.

7.6	All documents and information provided by the Borrower to the Lender are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

7.7
The financial and accounting reports provided by the Borrower to the Lender are prepared in accordance with the general accepted accounting principle of the PRC and give true, fair and complete presentation of the operation and indebtedness status of the Borrower. The financial condition of the Borrower has no material adverse change since the end date of its latest financial and accounting reports.

7.8	It has not concealed from the Lender any litigation, arbitration or claim involving the Borrower.

Article 8	Undertakings of the Borrower

8.1
The Borrower undertakes to draw down and use the loan in accordance with the schedule and purpose as agreed hereunder. The Borrower shall not use the proceeds of the loan hereunder for investment in securities or futures market, or any other purpose prohibited or restricted by applicable laws and regulations.

8.2	The Borrower undertakes to settle principal, interest and any other amount payable in relation to the loan hereunder in accordance with this Contract.

8.3
The Borrower undertakes to accept and actively cooperate with the Lender’s check and supervision on use of the proceeds of the loan (including purpose of the loan) including account analysis, voucher verification and on-site investigation, and to regularly summarize and report information on the use of proceeds of the loan as requested by the Lender.

8.4
The Borrower undertakes to accept credit check by the Lender, to provide financial documents including balance sheets and income statements and other documents that reflect the Borrower’s ability to repay its debts, as requested by the Lenders, and to assist and cooperate with the Lender in investigating, understanding and supervising its production, operation and financial conditions.

8.5
The Borrower undertakes to obtain prior written consent of the Lender or make appropriate arrangements in relation to the realization of the Lender’s claims to the Lender’s satisfaction, before it carries out any merger, division, decrease of capital, equity change, transfer of material assets and creditor’s rights, material external investment, material increase of debt financing and other action that may cause an adverse impact on the Lender’s rights and interests.

8.6	The Borrower undertakes to promptly notify the Lender upon occurrence of any of the following events:

(1)	any change to its articles of association, business scope, registered capital or legal representative;

(2)	its winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business licence, or application (or being applied for) for bankruptcy;

(3)	it is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to seizure, attachment or supervision in accordance with applicable laws; or

(4)	any of its shareholders, directors or current senior management personnel is suspected of major crime or involved in any material economic dispute.

8.7	The Borrower undertakes to disclose its related party relationship and related transaction to the Lender in a prompt, complete and accurate manner.

8.8	The Borrower undertakes to promptly confirm receipt of all notices sent by the Lender by post or any other means.

8.9
The Borrower undertakes not to dispose of its own assets in a way that will reduce its ability to repay its debts. The Borrower undertakes not to create any security to the benefit of any third party over any assets formed by the loans hereunder, without approval of the Lender.

8.10
If the loan hereunder is an unsecured loan, the Borrower undertakes to regularly make complete, true and accurate disclosure to the Lender in relation to all securities provided by the Borrower for others, and enter into an account supervision agreement as requested by the Lender. If any provision of security may affect its ability to perform its obligations hereunder, the Borrower shall obtain written consent of the Lender on such provision of security.

8.11
The Borrower undertakes to cooperate with the Lender in its involvement with the review of the budget estimate, budget and final account, construction bidding process and completion inspection and acceptance of the Project.

8.12	The Borrower undertakes to bear the expenses incurred by the Lender for realization of its claim hereunder, including without limitation legal fee, appraisal fee and auction fee.

8.13	The debt hereunder is senior to the debts owed by the Borrower to its shareholders, and is not subordinated to similar debts owed by the Borrower to other creditors.

8.14
The Borrower undertakes to reinforce the management of environmental and social risks, and agrees to accept the Lender’s supervision and inspection in this regard. If requested by the Lender, the Borrower shall provide the Lender with relevant environmental and social risk report.

Article 9	Undertakings of the Lender

9.3	The Lender undertakes to advance the loan to the Borrower in accordance with this Contract.

9.4	The Lender undertakes to keep non-public materials and information provided by the Borrower confidential, unless otherwise required by applicable laws and regulations or agreed hereunder.

Article 10	Default

10.2	The Borrower will be in default if any of the following events occurs:

(1)	The Borrower fails to repay any principal, interest or other amount payable in relation to the loan hereunder in accordance with this Contract;

(2)
the Borrower is or may be under winding-up, dissolution, liquidation, suspension of business, or its business license has been or may be revoked or cancelled, or it has applied or been applied, or may apply or be applied, for bankruptcy;

10.3	The Borrower will be in default if any of the following events occurs and fails to be cured before the fixed date allowed by the Lender:

(1)	the Borrower fails to perform any obligation under this Contract other than the obligations under the Clause 10.1(1) above or violates any representation, guarantee or undertaking under this Contract,

(2)	the Borrower fails to provide other security acceptable to the Lender when the security provided hereunder suffers any change that is adverse to the claim of the Lender;

(3)
the Borrower fails to settle any other debt when it becomes due (including due to accelerated maturity declared by the creditor), or is in default or breach of any of its obligations under other agreements, which has affected or may affect performance of its obligations hereunder;

(4)
the Borrower’s ability to make profit, repay debts or operate its business, or its financial indictors such as cash flow do not comply with agreed standard or suffer deterioration, which has affected or may affect performance of its obligations hereunder;

(5)	the Borrower’s equity structure, production, operation or external investment suffers any material adverse change, which has affected or may affect performance of its obligations hereunder;

(6)
the Borrower is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to attachment, seizure or enforcement, or the Borrower is investigated or punished by any competent judicial or administrative authority in accordance with laws, or any media report that the Borrower has violated relevant regulations or policies of the State, which has affected or may affect performance of its obligations hereunder;

(7)
the Borrower obtains fund or credit facility from the Lender by using false contracts between the Borrower and its related party or transactions that do not actually exist, or intentionally uses related transactions to evade from or invalidate the Lender’s claim;

(8)
there is any liability accident or major environmental and social risk event caused by the Borrower’s violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety, environmental protection or other environmental and social risk management, which has affected or may affect performance of its obligations hereunder;

(9)
the capital of the Project fails to be contributed in accordance with the agreed schedule or percentage, or the deficiency in such contribution fails to be made up within the period as prescribed by the Lender;

(10)
the construction of the Project fails to progress or be completed in accordance with the agreed schedule, or the construction or operation environment or condition of the Project suffers any material adverse change;

(11)
where the loan hereunder is an unsecured loan, the Borrower’s credit rating, profitability, asset liability ratio, net cash flow in operation activities, etc. do not comply with the Lender’s requirement on grant of unsecured loans, or the Borrower creates mortgage or pledge over its effective operation assets or provides guarantee to the benefit of others without written consent of the Lender, which has affected or may affect performance of the Borrower’s obligations hereunder; or

(12)	other events that may cause adverse impact on realization of the Lender’s claim hereunder.

10.4	If the Borrower is in default, the Lender may take any one or more of the following steps:

(5)	the Lender may require the Borrower to remedy its default within a designated period;

(6)
the Lender may cease to advance the loans and other amounts to the Borrower under this Contract or any other contract between the Lender and the Borrower, and cancel all or part of the loan or other amount for which the Borrower has not made drawdown;

(7)
the Lender may declare immediate maturity of all outstanding loans and other amounts under this Contract or any other contract between the Lender and the Borrower, and require immediate repayment of such loans and amounts;

(8)	the Lender may require the Borrower to compensate the Lender against direct losses caused by such default of the Borrower; and

(9)	other steps that are set out under applicable laws and regulations, agreed under this Contract or deemed necessary by the Lender.

10.5
If the Borrower fails to repay any loan when it becomes due (including due to accelerated maturity as declared by the Lender), the Lender may impose penalty interest on the Borrower at the overdue penalty interest rate as agreed hereunder from the day immediately following the due date to the date when the due amount is actually paid off. Compound interest will accrue at the overdue penalty interest rate on any interest that the Borrower fails to pay when it becomes due.

10.6
If the Borrower fails to use the loan for the purpose as agreed hereunder, the Lender may impose penalty interest on the misappropriated part of the loan at the misappropriation penalty interest rate as agreed hereunder from the date of misappropriation. When the loan is being misappropriated, compound interest will accrue at the misappropriation penalty interest rate on any interest that the Borrower fails to pay when it becomes due.

10.7
If both of the penalty interest rates under Articles 10.4 and 10.5 are applicable to the Borrower, the higher of the two interest rates will apply. The two types of penalty interest may not be applied at the same time.

10.8
The Lender may make a public announcement in media to demand repayment if the Borrower fails to repay any principal, interest (including penalty interest and compound interest) or any other amount payable as scheduled.

10.9
If the control relationship between the Borrower and its related party in China (including Hong Kong, Macau and Taiwan) has changed, or any related party of the Borrower in China (including Hong Kong, Macau and Taiwan) is in any event under Article 10.2, and the Lender has evidence showing that such change or event has affected or may affect performance of the Borrower’s obligations hereunder, in the event that such change or event is not cured within the cure period allowed by the Lender (at least three business days), the Lender may take all steps as set out under this Contract.

Article 11	Deduction and Setoff

11.1
If the Borrower fails to repay any debt due hereunder (including due to accelerated maturity declared by the Lender) in accordance with this Contract, the Lender may deduct relevant amount from all RMB and foreign exchange accounts opened by the Borrower with the Lender or any other branch office of Industrial and Commercial Bank of China to set off such debt, until all debts of the Borrower hereunder are fully settled.

11.2
If the currency of deducted amount is different from that of the loan hereunder, the amount will be converted in accordance with applicable exchange rate published by the Lender on the date of such deduction. The Borrower shall bear all interest and other expenses incurred between the deduction date and the actual settlement date (i.e. the date when the debts hereunder are actually settled after the Lender converts the deducted amount into the currency of the loan hereunder in accordance with applicable State policies on administration of foreign exchange), as well as the difference caused by fluctuation of exchange rate during such period.

11.3	If the amount deducted by the Lender is insufficient to repay all debts owed by the Borrower, the Lender may decide the priority sequence of each item to be settled.

Article 12	Transfer of Rights and Obligations

12.1
The Lender may transfer all or part of its rights hereunder to a third party, without consent of the Borrower. The Borrower may not transfer any of its rights or obligations hereunder without written consent of the Lender.

12.2
The Borrower acknowledges that the Lender or Industrial and Commercial Bank of China Limited (ICBC) may, based on operation and management requirements, authorize or appoint another branch office of ICBC to perform the rights and obligations hereunder, or transfer the loan hereunder to another branch office of ICBC. Such transfer by the Lender does not require further consent of the Borrower. The branch office of ICBC that is the transferee of the rights and obligations of the Lender hereunder may exercise all rights hereunder, and may in its own name initiate litigation or arbitration or apply for enforcement in relation to the dispute hereunder.

Article 13	Effectiveness, Amendment and Termination

13.1	This Contract shall take effect as of the date hereof, and end upon the date when all of the Borrower’s obligations hereunder are fully performed.

13.2
Any amendment to this Contract shall be agreed by the Parties and made in writing. Amended clauses or amendment agreement shall constitute an integral part of this Contract and have equal legal effect as this Contract. The rest terms of this Contract which are not amended shall remain effective. The original terms of this Contract which are to be amended shall remain effective until the relevant amendments take effect.

13.3	Amendments to or termination of this Contract shall not prejudice each Party’s right to claim compensation for loss. The dispute resolution clause hereof shall survive termination of this Contract.

Article 14	Governing Law and Dispute Resolution
The execution, validity, interpretation, performance and dispute resolution of this Contract shall be governed by the PRC law. All disputes and controversies arising from or in connection with this Contract shall be solved by the Parties through consultations, failing which, be solved by the means agreed hereunder.

Article 15	Entire Agreement
Part I (General Provisions) and Part II (Specific Provisions) of this Contract shall constitute a complete fixed assets loan contract, and the same term shall have the same meaning in both parts. Both parts above are applicable to the loan granted to the Borrower hereunder.

Article 16	Notices

16.1
All notices hereunder shall be sent in writing. Unless otherwise agreed, the address of each Party as stated in this Contract will be its address for communication and contact. If the contact address or other contact information of a Party changes, such Party shall promptly notify the other Party of such change in writing.

16.2
If either Party hereto refuses to confirm receipt of a notice or a notice is otherwise unable to be delivered, the Party sending such notice may serve such notice by means of notarization or public announcement.

Article 17	Miscellaneous

17.1
Failure to exercise, partial exercise or delay in exercise by the Lender of any of its rights hereunder will not constitute waiver of or amendment to such right or any other right, nor will it affect the Lender’s further exercise of such right or any other right.

17.2	Invalidity or unenforceability of any provision hereof will not affect validity or enforceability of any other provision hereof or validity of the whole Contract.

17.3
If so required by applicable laws, regulations, or other financial regulators, the Lender may provide the information related to this Contract and other information related to the Borrower to the credit information database of the People’s Bank of China or other credit database created in accordance with laws for duly qualified institutions or individuals to check or use. The Lender may also enquire information related to the Borrower by using the credit information basic database of the People’s Bank of China or other credit database created in accordance with laws for purpose of execution and performance of this Contract.

17.4
The terms used in this Contract including “related party”, “related party relationship”, “related transaction”, “major individual investor” and “key management personnel” shall have the meaning given to them in the Accounting Standard for Business Enterprises No. 36—Disclosure of Related Parties (Cai Kuai [2006] No. 3) issued by the Ministry of Finance of the People’s Republic of China and its amendments.

17.5
The environmental and social risks referred to herein means any harm that may be caused by the Borrower or its material affiliates to the environment and society during their construction, production and operation activities, and related risks, including the environmental and social problems in relation to energy consumption, pollution, land, health, safety, relocation and settlement of residents, ecological protection and climate change.

17.6
The documents and vouchers prepared and retained by the Lender in relation to the loan hereunder in accordance with its business practice shall constitute valid proof of debt relationship between the Borrower and the Lender, and shall be binding upon the Borrower.

17.7
In this Contract, (1) any reference to this Contract shall include all amendments and supplements to this Contract; (2) the headings are for reference only, and do not constitute any interpretation of this Contract, or restriction on contents or scope of provisions under such headings; and (3) if a drawdown date or repayment date is not a bank business day, it shall be postponed to the immediate following bank business day.

English translation for reference only. Not for execution

The Parties hereby confirm that all terms of this Contract have been fully negotiated by the Borrower and the Lender. The Lender has brought the Borrower’s special attention to all terms in relation to the rights and obligations of each Party, asked the Borrower to fully and accurately understand all such terms, and upon the Borrower’s request, made explanation on relevant terms. The Borrower has carefully read and fully understands all contractual terms hereof (including Part I (General Provisions) and Part II (Specific Provisions)). The understanding of the Borrower and the Lender of this Contract is consistent, and the Parties have no dispute over the terms of this Contact.
Lender (seal): Industrial and Commercial Bank of China Limited, Shanghai-Jingan Branch
Person-in-charge/authorized representative: /s/ Xiaochun Wu
Borrower (seal): Xerium China Co., Ltd
Legal representative/authorized representative: /s/ Wang Wern Lirn
Date:July 17, 2015

English translation for reference only. Not for execution

Appendix 1:
Drawdown Notice
Industrial and Commercial Bank of China, ____________ Branch,
In accordance with the Fixed Assets Loan Contract between you and us on _____________ (contract no: __________________) (the Loan Contract), we have fully satisfied all conditions precedent to drawdown as required under the Loan Contract, and hereby send this drawdown notice to you:

I.	We intend to draw down a loan equal to ________ (currency) ________________ (amount) on _____________________.

II.	The term of loan under this notice is _______________, and the maturity date is _______________.

III.	Please remit the loan to the following account:
Account name:
Account number:
Bank:

IV.
In accordance with the Loan Contract and the Entrusted Payment Agreement, __________ of this loan will be advanced through entrusted payment arrangement, and ___________ of this loan will be advanced to and paid out by the Borrower at its own discretion.

Under the entrusted payment arrangement mentioned above, after the loan is remitted to our account above, we authorize you to make relevant payment to the following account for the purpose as agreed under the Loan Contract:
Account name:
Account number:
Bank:
[If the loan under this notice is to be paid to more than one payees, please refer to the list of payees and accounts attached hereto.]

V.	We hereby warrant to you:

English translation for reference only. Not for execution

1.	the loan under this notice will be used for the purpose as agreed under the Loan Contract;

2.	on the date of this notice and the drawdown date, all representations, warranties and understandings made by us in the Loan Contract remain true, accurate, complete and effective;

3.	as of the date of this notice, there has not been any material adverse change to our production, operation or financial or credit condition;

4.
as of the date of this notice, there is no default or expected event of default under or in relation to the Loan Contract. We further warrant that no event of default will occur or continue on the drawdown date; and

5.	this notice is irrevocable once sent.
Borrower (seal):
Legal representative/authorized representative:
Date:

English translation for reference only. Not for execution

List of Payees and Accounts
Payee 1:
Account name:
Account number:
Bank:
Amount to be paid:
Payee 2:
Account name:
Account number:
Bank:
Amount to be paid:
Payee 3:
Account name:
Account number:
Bank:
Amount to be paid:
Payee 4:
Account name:
Account number:
Bank:
Amount to be paid:

English translation for reference only. Not for execution

Borrower (seal):